UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 1, 2009

ABITIBIBOWATER INC.

(Exact name of Registrant as Specified in Charter)

Delaware	001-33776	98-0526415
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

AbitibiBowater Inc. 1155 Metcalfe Street, Suite 800 Montreal, Quebec Canada	H3B 5H2
(Address of principal executive offices)	(Zip Code)

(514) 875-2160
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

Monthly Operating Report

On September 1, 2009, AbitibiBowater Inc. (the "Company") and certain of its U.S. subsidiaries (collectively, the "U.S. Debtors") filed the Monthly Operating Report for the Period July 1, 2009 to July 31, 2009 (the "MOR") with the United States Bankruptcy Court for the District of Delaware (the "U.S. Bankruptcy Court") (In re: AbitibiBowater Inc., et al., Chapter 11, Case No. 09-11296).  A copy of the MOR is attached as Exhibit 99.1 to this report and is incorporated by reference herein.

The MOR is limited in scope, covers a limited time period, and has been prepared solely for the purpose of the U.S. Debtors' compliance with the monthly reporting requirements of the U.S. Bankruptcy Court. The financial information in the MOR has not been audited, reviewed or otherwise verified for accuracy or completeness by independent accountants.  The financial statements in the MOR are not intended to be prepared in conformity with U.S. GAAP because they do not include all of the information and footnote disclosures required by U.S. GAAP for complete financial statements, and the information contained in the MOR is not intended to reconcile to the consolidated financial statements of the Company in its Annual Report on Form 10-K for the fiscal year ended December 31, 2008 filed with the Securities and Exchange Commission on April 30, 2009, or with consolidated financial statements in subsequently filed Quarterly Reports on Form 10-Q.  The statement of operations and cash flows presented in the MOR for any interim period are not necessarily indicative of the results that may be expected for a full quarter, full year, or any interim period. Readers are cautioned not to place undue reliance on the MOR.  The MOR is in a format required by the U.S. Bankruptcy Court and should not be used for investment purposes.

Monitor's Report

On September 2, 2009, Ernst & Young Inc. ("E&Y"), as Monitor, filed a report (the "Monitor's Report") with the Superior Court of Quebec in Canada (the "Canadian Court") in connection with the creditor protection proceedings previously instituted by certain wholly-owned subsidiaries of the Company, namely Abitibi-Consolidated Inc. and certain of its subsidiaries and Bowater Canadian Holdings Incorporated and certain of its subsidiaries (collectively, the "Canadian Petitioners"), under the Companies Creditors Arrangement Act (Canada).  The purpose of the Monitor's Report is to provide the Canadian Court with a report on (A) the four week cash flow results of the Canadian Petitioners for the period from July 27, 2009 to August 23, 2009 as well as to provide details on (i) an update regarding the overview of the current market conditions in the forest products industry provided in the thirteenth report of the Monitor dated August 7, 2009, (ii) the receipts and disbursements of Abitibi-Consolidated Inc. and its subsidiaries and Bowater Canadian Forest Products Inc. for the reporting period with a discussion of the variances from the respective forecasts set forth in the thirteenth report of the Monitor, (iii) the current liquidity and revised cash flow forecasts of Abitibi-Consolidated Inc. and its subsidiaries and Bowater Canadian Forest Products Inc. for the 17-week period ended December 20, 2009 and (iv) an update with respect to certain key performance indicators, (B) the engagement of advisors by certain creditors of Abitibi-Consolidated Inc. and its subsidiaries, (C) the restructuring initiatives undertaken by the Canadian Petitioners since the petition date and (D) the Monitor's recommendation regarding the motion by the Canadian Petitioners to extend the stay period to December 15, 2009.  A copy of the Monitor's Report is attached as Exhibit 99.2 and is incorporated by reference herein.

The Monitor's Report is limited in scope, covers a limited time period, and has been prepared solely for the purpose of the Canadian Petitioners' compliance with the monthly reporting requirements of the Canadian Court. The financial information in the Monitor's Report has not been audited, reviewed or otherwise verified for accuracy or completeness by E&Y.  Some of the information referred to in the Monitor's Report consists of forecasts and projections.

Readers are cautioned that, since these projections are based upon assumptions about future events and conditions, the actual results will vary from the projections, even if the assumptions materialize, and the variations could be significant. The Monitor's Report is in a format required by the Canadian Court and should not be used for investment purposes.

Item 9.01.	Financial Statements and Exhibits.

	(d)	Exhibits

		99.1	Monthly Operating Report for the Period July 1, 2009 to July 31, 2009, dated August 31, 2009.
		99.2	Fifteenth Report of the Monitor, dated September 2, 2009.

Signature

Pursuant to the requirements of the Securities Exchange Act of l934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ABITIBIBOWATER INC.

	By:	/s/ Jacques P. Vachon
Dated: September 8, 2009		Name: Jacques P. Vachon
Title: Senior Vice-President, Corporate Affairs and Chief Legal Officer

Exhibit Index

Exhibit No.	Description of Exhibit

99.1	Monthly Operating Report for the Period July 1, 2009 to July 31, 2009, dated August 31, 2009.
99.2	Fifteenth Report of the Monitor, dated September 2, 2009.

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